SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 14, 2010

 Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

9990 Park Meadows Drive, Lone Tree, CO	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A.       On April 14, 2010, the independent members of the Board of Directors of Zynex, Inc. (the “Company”) approved of an amendment (the “Amendment”) to the employment agreement of Thomas Sandgaard (the “Employment Agreement”), the Company’s President and Chief Executive Officer.  Among other things, the Amendment provides for:

1.	Extension of the term of the Employment Agreement through December 31, 2010.

2.	An increase of Mr. Sandgaard’s annual base salary to $360,000, commencing on April 1, 2010.

3.
Bonus compensation based on exceeding cash collections, EBITDA and revenue amounts set as targets for the quarter or year, as the case may be, based on the Company’s budget that has been accepted by the Board for the applicable periods.  The annual bonus may be earned irrespective of whether an individual quarter’s bonus was earned and is applicable for 2010; although, the quarterly based bonuses are effective for quarters beginning April 1, 2010. The bonus computations are as follows:

Cash Collections Meeting Targeted Amounts*	Quarterly Bonus	Annual Bonus

Less than 100%	$0	$0
at or >100%	$15,000	$20,000

EBITDA Meeting Targeted Amounts*	Quarterly Bonus	Annual Bonus

Less than 100%	$0	$0
at or >100%	$15,000	$20,000

Net Revenue Meeting Targeted Amounts*	Quarterly Bonus	Annual Bonus

Less than 100%	$0	$0
at or >100%	$15,000	$20,000

*The Board may include or exclude amounts from cash collections, EBITDA or net revenue for purposes of calculating the bonus if the Board deems such amounts to be unusual or infrequent.

B.       On April 14, 2010, the Company approved of an amendment to the employment arrangement with Fritz G. Allison, the Company’s Chief Financial Officer, to increase his base salary from $13,000 per month to $14,000 per month, effective April 1, 2010.

Item 8.01.        Other Events.

           Effective April 14, 2010, the Board of Directors changed the standard compensation for non-employee directors to:

●
A quarterly issuance of shares of the Company’s common stock with a market value equal to $5,000, or $7,500 in the case of the Chair of the Audit Committee.  The market value of the common stock is based upon the closing price of the common stock on the second day of the respective quarter, except for the first quarter of 2010, for which the date is April 14, 2010.  In addition, non-employee directors receive $1,500 cash, or $2,250 in the case of the Chair of the Audit Committee, per quarter.

●
$1,750 cash, or $2,000 in the case of the Chair of the Audit Committee, for each Board meeting attended in person and for each Audit Committee meeting attended in person.  Board and Audit Committee meeting fees for meetings held on the same day are paid as if they were one meeting.

●	$500 cash for any Board meeting attended by telephone or any meeting of the Audit Committee attended by telephone.
●	An immediately vested grant of options to purchase 4,000 shares of common stock to be issued on May 20, 2010 with an exercise price equal to the closing price on that day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.
(Registrant)

Date: April 20, 2010	By:	/s/ Fritz Allison
Fritz Allison
Chief Financial Officer